Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Provides Update on Feasibility Study and Drilling at its Mt. Todd Gold Project, Australia, and Drilling at its Guadalupe de los Reyes Gold-Silver Project, Mexico

Denver, Colorado, December 6, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” ) is pleased to provide an update of activities at its Mt. Todd gold project in Northern Territory, Australia, and Guadalupe de los Reyes gold-silver project in Sinaloa, Mexico.

Mt. Todd Feasibility Study

Vista now expects to complete a feasibility study for the Mt. Todd gold project in the first quarter of 2012 and will announce the results as soon as they are available. Recently completed metallurgical testing has resulted in further process improvement and optimization. Additional metallurgical testing is being undertaken to assess the recovery and economic results of the newly optimized operating parameters on a series of samples representative of the Mt. Todd deposit.

Vista’s President and COO, Fred Earnest, commented, “We have long understood the importance of the hardness of the Mt. Todd ore and have been very thorough in determining the most effective and efficient process flow sheet.  High pressure grinding roll (HPGR) tests completed by Polysius (one of the leading manufacturers of HPGR crushers) in Germany have confirmed the positive results of our previous testwork. Many of the principal parts of the feasibility study are now complete and the additional metallurgical testing, which we hope will have positive results, has caused a minor delay in the completion of the feasibility study. We are committed to delivering a feasibility study of the highest quality and feel that additional testwork at this late stage will add value and provide a greater degree of confidence with respect to recovery and processing costs.”

Mt. Todd Core Drilling

Vista currently has two core rigs drilling at the Batman deposit.  As announced on November 7, 2011, Vista is undertaking a 8,500 meter program with the goal of re-classifying part of the estimated inferred resources lying close to or within the limits of the feasibility study pit shape to measured and indicated resources.  As of this date 1,585 meters have been drilled in 3 drill holes.  This drilling program is expected to continue through the first quarter of 2012.

Mr. Earnest explained, “As follow-up to the ongoing feasibility study, we used the study’s ultimate pit design parameters to design an economic pit shape that incorporated both the current measured and indicated resource estimates, as well as, the inferred resource estimate described in our September 6, 2011 press release.  We hope that the new drilling will result in a significant reclassification of estimated inferred resources within the economic pit shape to estimated measured and indicated resources.  Following completion of the drilling program, we plan to complete new resource and reserve estimates for the Batman deposit.”

Exploration Drilling at Guadalupe de los Reyes

Drilling at the Guadalupe de los Reyes gold-silver project is progressing well.  As previously announced, this program is designed to accomplish two objectives:  1) obtain core for metallurgical testing from the stockwork portion of the deposits that is the host for the project’s currently reported estimated mineral resources, and 2) test the potential for high gold grades and bonanza silver grades in the underlying low-sulfidation epithermal vein systems.  Thus far, a total of 1,118 meters have been drilled in 8 diamond core holes.  Core from the first 6 holes has been logged, cut and shipped to ALS Chemex in Hermosillo, Mexico, for sample preparation.  Vista expects to announce the first assay results in the first quarter 2012.

Vista’s VP of Exploration, Frank Fenne, commented, “Each of the drill holes completed to date has intersected the stockwork or low-sulfidation epithermal vein style mineralization that we expected.  We have completed the initial drill holes designed to obtain core for metallurgical testing and have completed our Phase I drilling on the Guadalupe West vein and have initiated drilling on the Laija vein.  We plan to test the Zapote, Noche Buena and San Miguel vein systems prior to the completion of this program. Drilling will be suspended on December 16, 2011 for the holidays and is planned to resume on January 9, 2012.”

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After the initial public offering of the common shares of Midas Gold Corp. (“Midas”), Vista holds approximately 30% of Midas’ common shares, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista’s other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Cautionary Note to U.S. Investors Concerning Estimates of Resources and Reserves

This press release and the reports referred to in this press release use the terms “measured resources,” “indicated resources,” “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 (“NI 43-101”) — Standards of Disclosure for Mineral Projects and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release and the reports referred to in this press release use the terms “proven and probable reserves” and “mineral reserves.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral reserves and resources, the timing, completion and announcement of a Feasibility Study at the Mt. Todd gold project, the timing and results of metallurgical testing at the Mt. Todd gold project, the conversion of inferred resources to measured and indicated resources, location of inferred resources at the Mt. Todd gold project, timing and completion of the drilling program at the Mt. Todd gold project, potential growth of proven and probable reserves, timing and completion of an updated resource and reserve estimate at the Mt. Todd gold project, the anticipated timing and completion of assay results from drilling at the Guadalupe de los Reyes gold-silver project and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to scheduling for a feasibility study; risks that mineral reserve and resource estimate will not be confirmed by a new feasibility study; risks that a new feasibility study will contain other risk factors important to investors; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at the Mt. Todd gold project; risks related to delays in the timing and completion of the Mt. Todd drill program; risks related to the timing and completion of the Feasibility Study at the Mt. Todd gold project; risks related to the timing and results of metallurgical testing at the Mt. Todd gold project;  risks related to timing, completion and results of the assays at the Guadalupe de los Reyes gold-silver project; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed November 9, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.